SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             ICC Technologies, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      same
      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(l).

     1)   Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------
     5)   Total fee paid:
          ---------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ---------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------------
     3)   Filing Party:
          ---------------------------------------------------------------------
     4)   Date Filed:
          ---------------------------------------------------------------------

                             ICC TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


To the Stockholders of ICC Technologies, Inc.:

           The 1997 Annual Meeting of Stockholders of ICC TECHNOLOGIES, INC. (the "Company") will be held on June 5, 1997, at 10:30 A.M. (local time), at the Engelhard/ICC Hatboro manufacturing plant located at 330 South Warminster Road, Hatboro, Pennsylvania 19040 for the following purposes:


           1. To elect a Board of Directors consisting of eight (8) persons to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified.

           2. To ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for 1997.

           3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

           The Board of Directors has fixed April 10, 1997, as the record date for the determination of Stockholders entitled to vote at the meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                            By Order of the Board of Directors.

                                            Albert Resnick
                                            Secretary
April 28, 1997

                             ICC TECHNOLOGIES, INC.

                            330 SOUTH WARMINSTER RD.
                          HATBORO, PENNSYLVANIA 19040

                             -----------------------

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 5, 1997
                             -----------------------

                                     GENERAL

                    This Proxy Statement and the accompanying proxy are furnished to the stockholders ("Stockholders") of ICC Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Stockholders to be held on June 5, 1997, and at any adjournment or postponement thereof (the "Annual Meeting"). The approximate date of mailing of this Proxy Statement is April 28, 1997.

                    Proxy Information. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and, where a choice is specified as to the proposals described in the foregoing Notice of Annual Meeting, they will be voted in accordance with such specification. If no choice is specified in the proxy, the persons named in the enclosed proxy will vote in favor of: (i) the election of all eight (8) nominees for directorships hereinafter named; and (ii) ratifying the selection of Coopers & Lybrand, L.L.P. to be the Company's independent public accountants for 1997. All of the directors of the Company have voted for and approved the above items and recommend a vote for approval of each of the foregoing actions by the Stockholders of the Company entitled to vote. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment. The Board of Directors is not currently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the foregoing Notice.

                    The cost of the solicitation of management proxies will be borne by the Company. In addition, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. The Company will pay the reasonable expenses incurred by record holders of the Company's capital stock who are brokers, dealers, banks or voting trustees, or their nominees, upon request, for mailing proxy material and the Company's Annual Report.

                    The enclosed proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting, including: (i) matters which the Company's Board of Directors does not know are to be presented a reasonable time before proxy solicitation; (ii) approval of the minutes of a prior meeting of Stockholders, if such approval does not constitute ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named herein is unable to serve or for good cause will not serve;
(iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the Annual Meeting.

                    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent and delivered to ICC Technologies, Inc., 330 South Warminster Road, Hatboro, Pennsylvania 19040, Attention: Albert Resnick, Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

                    Record Date and Voting. The Board of Directors of the Company has fixed April 10, 1997 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 21,279,427 shares of the Company's Common Stock, each of which is entitled to cast one (1) vote on all the matters to be brought before the meeting. The presence at the Annual Meeting, in person or by properly executed proxy, of the holders of a majority of the voting power of all the shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. For the purpose of determining the number of votes cast at the Annual Meeting, those cast "For" or "Against" will be counted. Indication of "Abstention" will be counted only for purposes of determining whether a quorum is present at the Annual Meeting. Therefore, a properly executed proxy marked "Abstention" will have the same effect as a vote against approval of the matters brought before the meeting.

                    OTHER THAN THE ELECTION OF DIRECTORS, WHICH REQUIRES A PLURALITY OF THE VOTES CAST, THE APPROVAL OF EACH MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL VOTING POWER OF ALL THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK PRESENT AT THE MEETING, IN PERSON OR BY PROXY, VOTING AS A SINGLE CLASS.

                              ELECTION OF DIRECTORS


                    At the Annual Meeting, eight (8) directors are to be elected to hold office for the ensuing year or until their respective successors shall have been duly elected and qualified. The Company's Board of Directors has designated the eight (8) persons named in the following table, of whom all eight
(8) are current directors, to be nominees for election as directors. The term of office of all current directors of the Company expires on the date of this Annual Meeting of Stockholders.

                    The Company has no reason to believe that any of its nominees will be unwilling or unable to serve; however, should any of these nominees become unavailable for any reason, the Board of Directors may designate a substitute nominee. Unless authority has been withheld, the persons named on the enclosed

                                       (2)
proxy intend to vote the shares represented by the proxies for the election of the Board of Directors' nominees or substituted nominees.

                    Under the Company's By-Laws, Stockholders may propose nominees to the Board of Directors by submitting a written petition to the Secretary of the Company at its principal executive offices not less than thirty-five (35) days prior to the Annual Meeting; no such petitions have been received as of the date of this proxy statement.

Directors and Nominees for Director

                    The following table sets forth certain information concerning the directors and nominees for director of the Company.


                                                                                                 Director
Name                                     Age         Position With the Company                     Since
----                                     ---         -------------------------                   --------

Irwin L. Gross (3)(4)                    53          Chairman of the Board and President           1984

William A. Wilson                        63          Vice Chairman of the Board                    1991

Albert Resnick(4)                        67          Secretary and Director                        1991

Stephen Schachman (2)                    52          Director                                      1984

Andrew L. Shapiro (1)(2)(3)(5)           42          Director                                      1990

Mark S. Hauser (1)(5)                    39          Director                                      1994

Charles T. Condy (1)(2)                  59          Director                                      1996

Robert O. Aders (5)                      70          Director                                      1996

------------------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee
(3)  Member of Nominating Committee
(4)  Member of Equity Plan Committee
(5)  Member of Stock Option Committee

                    The following information with respect to the directors, nominees for director and executive officers of the Company has been furnished by such persons.

                             Irwin L. Gross is a founder of the Company and has
been the Chairman of the Company and a director since the Company's inception in May 1984. Mr. Gross has served as the President of the Company since February 1994 and also held such position from the Company's inception through July 1991. In addition, Mr. Gross has served as the Chief Executive Officer of Engelhard/ICC (the "Partnership"), the Company's 50% owned joint venture with Engelhard Corporation, since its formation in February 1994 and is one of the two members of the Management Committee of the Partnership. Mr. Gross also serves as the Chairman of the Board of Directors of EA Industries, Inc. (formerly called

                                       (3)

Electronic Associates, Inc.), a publicly-held company listed on the New York Stock Exchange that is engaged in the contract manufacturing of electronic products and development of new technologies. Mr. Gross also serves as director on the Board of Directors for Aydin Corporation, a publicly-held electronic products manufacturer. Mr. Gross has a Bachelor of Science degree in Accounting from Temple University and a Juris Doctor degree from Villanova University.

                             William A. Wilson has been the Vice Chairman of the
Company since February 1994 and a director of the Company since July 1991, and served as Treasurer of the Company from February 1994 to December 1994. Mr. Wilson also served as President and Chief Executive Officer of the Company from July 1991 to February 1994 when he retired from such positions. Prior to joining the Company, Mr. Wilson held a series of senior management positions with United Technologies Corporation from 1980 to 1991, including most recently as Senior Vice President of its Commercial/Industrial Group and prior thereto as President and Chief Executive Officer of Carrier, President of European Operations for Otis Elevator Company, President of Latin American Operations for Otis Elevator Company, and Vice President of Otis Elevator Company responsible for manufacturing planning. In 1996, Mr. Wilson became a director of Inter-City Products Corporation, a publicly-held air conditioning manufacturing company. Mr. Wilson has a Bachelor of Science degree in Mechanical Engineering from Drexel University.

                             Albert Resnick has been a director of the Company
since July 1991 and was appointed the Secretary of the Company in February 1994. From 1953 until his retirement in July 1991, Mr. Resnick was a Vice President of G.B. Goldman Paper Company, a paper distribution company located Philadelphia, Pennsylvania. At G.B. Goldman, he was responsible for purchasing, marketing and advertising. Mr. Resnick has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania.

                             Stephen Schachman has served as a director of the
Company since August 1984. Mr. Schachman has been a Managing Director and a member of the Board of Directors of Public Affairs Management, Inc., a consulting company in political affairs, since April 1993. Mr. Schachman served as President and Chief Executive Officer of Enercom, Ltd., a consulting company in the energy and communications fields, from April 1991 to January 1993. From January 1992 to February 1995, Mr. Schachman served in various capacities at Penn Fuel, Inc., having served most recently as Executive Vice President. From September 1988 to April 1991, Mr. Schachman practiced law with the law firm of Dilworth, Paxson, Kalish and Kauffman. Mr. Schachman has also served as President of Philadelphia Gas Works and was a director of the American Gas Association. Mr. Schachman currently serves on the Board of Elizabethtown Gas Company. Mr. Schachman has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and a Juris Doctor degree from Georgetown University Law Center.

                             Andrew L. Shapiro has served as a director of the
Company since May 1990. He has been President of Andy's Janitorial Service Co., Inc. since 1973. Mr. Shapiro has also been President of Shapiro Communications, Inc., a provider of special mobile radio services in the Boston area, since 1987, Mr. Shapiro also serves as a director of Associated Builders and Contractors, a national trade association of builders. Mr. Shapiro has a Bachelor of Arts degree in Education from Glassboro State College.

                             Mark S. Hauser has served as a director of the
Company since December 1994. He is a founder and has been a Managing Director of Tamarix Capital Corporation since June 1994 and of

                                       (4)

Hauser, Richards & Co. since March 1991, investment and merchant banking firms. Prior to founding Hauser, Richards & Co. in March 1991, Mr. Hauser was a Managing Director at Ocean Capital Corporation, a private international investment banking firm from January 1986 to March 1991. Mr. Hauser has been an Advisory Director of Direct Language Communications since November 1993 and Vice Chairman of the Board of Directors of The Holmes Protection Group, Inc. since September 1994. Mr. Hauser also serves as a director of EA Industries, Inc., a publicly-held company engaged in the contract manufacturing of electronic products and systems. In 1996, Mr. Hauser became a director of Global One Distribution & Merchandising Inc., a publicly-held company engaged in the publishing of licensed posters. Mr. Hauser has economics and law degrees from Sydney University and a Master of Law degree from the London School of Economics and Political Science.

                             Charles T. Condy has been a director of the Company
since June 1996. He is founder and has been Chairman and Chief Executive Officer of Proven Alternatives, Inc., an international energy management company, since 1991. Mr. Condy was Chairman and Chief Executive Officer of California Energy Company, Inc., a geothermal energy company which he founded in 1971. Prior to founding California Energy Company, Mr. Condy was Executive Vice President-Western Region of John Nuveen and Company, members of the New York Stock Exchange. In the public policy area, Mr. Condy helped found and has served as board member of the Business Council for a Sustainable Energy Future and the Coalition for Energy Efficiency and Renewable Technologies. Mr. Condy currently advises the U.S. Department of Energy, the U.S. Agency for International Development, and the U.S. Asian Environmental Partnership on energy efficiency technology transfer and related funding to developing economies.

                             Robert O. Aders has been a director of the Company
since October 1996. He has been Chairman of The Advisory Board, Inc., an international consulting organization, since 1992. Mr. Aders is Of Counsel to the law firm of Collier, Shannon, Rill & Scott. He is also President Emeritus and a member of the Board of Directors of Food Marketing Institute ("FMI"), where he served as Chief Executive Officer from the founding of FMI in 1976 until his retirement in 1993. Mr. Aders served as Under Secretary of Labor and Acting Secretary during 1975 and 1976 prior to which time he was Chairman of the Board of the Kroger Co. Mr. Aders is a director of Telepanel Systems, Inc., a Canadian manufacturer of electronic shelf labels. Mr. Aders is also a member of the Board of Directors of Checkpoint Systems, Inc., a manufacturer of integrated electronic security systems.

                             Manfred Hanuschek has been the Chief Financial
Officer of the Company since October 1994 and Treasurer since December 1994. From 1983 to October 1994, he was employed by Coopers & Lybrand, L.L.P., certified public accountants. Mr. Hanuschek is a Certificated Public Accountant, licensed in the Commonwealth of Pennsylvania. Mr. Hanuschek has a Bachelor of Science degree in Accounting from Pennsylvania State University and is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

                             The executive officers of the Company are elected
by, and serve at the discretion of, the Board of Directors.



                                       (5)

Board Meetings and Committees

                    The Board of Directors of the Company held 8 meetings during the fiscal year ended December 31, 1996. During 1996, the directors attended, on an average basis, 89% of the meetings of the Board of Directors held. One director, Mark Hauser, attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during 1996 and the total number of meetings held by all committees on the Board on which he served during 1996.

                    The Board has an Audit Committee, a Compensation Committee, a Nominating Committee, a Stock Option Committee and an Equity Plan Committee (formed in 1994), which meet as the need arises. The Audit Committee held two meetings, the Compensation Committee held three meetings, the Stock Option Committee and Nominating Committee held one meeting each and the Equity Plan Committee held no meetings in 1996. The Audit Committee communicates with and receives information independently from the Company's auditors regarding the Company's financial condition. The Audit Committee is currently composed of Charles Condy, Stephen Schachman and Andrew Shapiro. The Compensation Committee periodically reviews and evaluates the compensation of the Company's officers. The Compensation Committee is currently composed of Charles Condy, Mark S. Hauser and Andrew Shapiro. The Nominating Committee is responsible for identifying and recruiting candidates for the Company's Board of Directors. The Nominating Committee is currently composed of Irwin L. Gross and Andrew L. Shapiro. The Nominating Committee will consider nominees recommended by Stockholders. Any Stockholder who wishes to present a person for consideration by the Nominating Committee as a nominee at the 1998 Annual Meeting of Stockholders and to receive consideration for inclusion in the 1998 Proxy Statement must submit the resume of such person to the Secretary of the Company at 330 South Warminster Road, Hatboro, Pennsylvania 19040, so that it is received at the Company's principal executive offices no later than December 31, 1997. The Stock Option Committee is currently composed of Robert Aders, Mark Hauser and Andrew Shapiro. The Stock Option Committee administers grants of options from the Company's Incentive Stock Option and Nonqualified Stock Option Plans. The Equity Plan Committee is currently composed of Irwin L. Gross and Albert Resnick. The Equity Plan Committee administers the Equity Plan for Directors (the "Equity Plan").

Compensation of Directors

                    Commencing June 1, 1996, each non-employee director receives an annual retainer of $10,000 plus a per meeting fee of $1,000 for each Board or Committee meeting attended, not to exceed $1,500 per day. Prior to June 1, 1996, each non-employee director received an annual retainer of $7,500, plus a per meeting fee of $500 for each Board of Committee Meeting attended, not to exceed $1,000 per day.

                    The Equity Plan provides that on July 1, 1994, as to each person who is an Eligible Director on such date, and on the date on which a person first becomes an Eligible Director, as to each person who was not an Eligible Director on July 1, 1994 (each, a "First Grant Date"), and on each fifth anniversary of his First Grant Date, each Eligible Director will be automatically granted an option to purchase 50,000 shares of Company Common Stock, subject to antidilution adjustments in the event of any stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, provided that sufficient shares are available under the Equity Plan for such grant. An "Eligible Director" is a director who is not, and has not been during the preceding 12 months, an officer or employee of the Company. The exercise price for options granted under the Equity Plan is the fair market value of

                                       (6)
the Company Common Stock on the date of the grant. Options will vest and be exercisable in five annual installments of 10,000 shares commencing on the first anniversary of the First Grant Date, provided that certain performance criteria, relating to future market prices of the Company's Common Stock, have been satisfied. All options under the Equity Plan will expire not later than ten years after the First Grant Date. If a director's service with the Company terminates for any reason other than death, all his options under the Equity Plan which are not then exercisable will terminate and the exercisable options will remain exercisable for a period of three months but not later than ten years after the First Grant Date. In the case of a director's death, all his options under the Equity Plan shall become immediately exercisable and may be exercised by such director's estate or assignee for a period of three years thereafter but not later than ten years after the First Grant Date. Immediately prior to a "change in control" of the Company, as defined below under "Certain Relationships and Related Transactions", all outstanding options under the Equity Plan will immediately vest and become exercisable, subject to satisfaction of the performance criteria for the year in which such event occurs as if all of the outstanding options constitute an option installment for such year. The Equity Plan is administered by a committee of the Board which is comprised, presently, of Irwin L. Gross and Albert Resnick. Under the Equity Plan, Stephen Schachman and Andrew Shapiro each was automatically granted on July 1, 1994 an option for 50,000 shares, exercisable at $5.60 per share; Mr. Hauser was automatically granted on December 15, 1994 an option for 50,000 shares, exercisable at $8.125 per share; Charles Condy was automatically granted on June 6, 1996 an option for 50,000 shares, exercisable at $8.25 per share; and Robert Aders was automatically granted on October 17, 1997 an option for 50,000 shares, exercisable at $6.25 per share.

                    The non-employee directors, Robert Aders, Charles Condy, Mark Hauser, Stephen Schachman and Andrew Shapiro, were each granted on December 5, 1996 options under the Company's Nonqualified Stock Option Plan for 30,000 shares each, exercisable at $5.50 per share. Such options will vest and be exercisable in three annual installments of 10,000 shares each, commencing on the first anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

                    Based solely on a review of copies of reports filed with it under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") the Company has determined that the following officers and directors failed to file on a timely basis the indicated number of reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1996 or prior fiscal years: Charles Condy filed each of Form 3 and Form 4 late once (each relating to a single transaction), Robert Aders filed each of Form 3 and Form 4 late once (each relating to a single transaction), Albert Resnick filed Form 4 late once (relating to a single transaction), and William Wilson filed Form 4 late once (relating to a single transaction).


                                       (7)

                             EXECUTIVE COMPENSATION

                    The following Summary Compensation Table sets forth, for the three fiscal years ended December 31, 1996, the compensation for services in all capacities earned by the Company's Chief Executive Officer and each other named executive officer whose total annual salary and bonus exceeded $100,000 in 1996.



                                              Summary Compensation Table


                                            Annual Compensation                              Long Term Compensation
                                 -------------------------------------------       ----------------------------------------------
                                                                                            Awards          Payouts
                                                                                            ------          -------
                                                                                                 Securities
                                                                Other Annual       Restricted    Underlying    LTIP    All other
Name and Principal                    Salary                    Compensation          Stock        Options/  Payouts   Compens-
Position (1)            Year          ($) (1)       Bonus ($)       ($)            Award(s)($)    SARs (#)      ($)    sation ($)
----------------------------------------------------------------------------       ----------------------------------------------
Irwin L. Gross,         1996         $150,000          -             -                -           -             -          -
Chairman of the Board,  1995          129,167          -             -                -         675,000(2)      -          -
President and Chief     1994          105,735          -             -                -         750,000(3)      -          -
Executive Officer

Albert Resnick,         1996          100,000          -             -                -           -             -          -
Secretary and Director  1995           58,333          -             -                -           -             -          -
                        1994             -             -             -                -         250,000(2)      -          -

Manfred Hanuschek       1996           90,000       $17,500          -                -           -             -          -
Chief Financial Officer 1995           80,000        17,500          -                -         10,000(2)       -          -
                        1994           13,333(4)       -             -                -         50,000(2)       -          -

---------------

(1) There were no other executive officers whose total annual salary and bonus exceeded $100,000 in 1996.

(2) Stock options granted under the Nonqualified Stock Option Plan.

(3) Warrants to purchase common stock. Warrants have piggyback registration rights.

(4) Mr. Hanuschek became an officer of the Company in October 1994.


    There were no grants of stock options or warrants to the Company's named executive officers in 1996.

    The following table sets forth information concerning the exercise of options to purchase the Company's Common Stock by the named executive officers during the fiscal year ended December 31, 1996 as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1996.

                                       (8)


             Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                            Number of Securities              Value of Unexercised
                                                            Underlying Unexercised            In-the-Money
                                              Value         Options/SARs at Fiscal Year       Options/SARs at Fiscal Year
                           Shares Acquired    Realized      End (#)                           End ($)
Name                       on Exercise (#)    ($)           Exercisable/Unexercisable (1)     Exercisable/Unexercisable (2)
---------------------------------------------------------------------------------------------------------------------------
Irwin L. Gross                   -               -          650,753/705,000                    $1,529,502/$863,438

Albert Resnick                   -               -          321,000/290,000                    $751,938/$398,875

Manfred Hanuschek                -               -          22,000/38,000                      $0/$0


---------------
(1) Includes both options and warrants to purchase common stock.

(2) The value reported represents the difference between the closing price as reported by NASDAQ on December 31, 1996 of $5.4375, minus the exercise price, multiplied by the number of shares underlying the options and warrants.

Executive Compensation

    As a condition to the formation of the Partnership pursuant to the joint venture asset transfer agreement, Mr. Gross entered into a five year employment agreement with the Partnership, dated February 7, 1994, pursuant to which Mr. Gross is employed as the Chief Executive Officer of the Partnership and is required to devote a majority of his business time to the business of the Partnership, at an annual salary of $155,000, subject to certain adjustments. Mr. Gross also received an annual salary in 1996 of $150,000 from the Company for his services as its Chairman of the Board and President, although he does not have a written employment agreement with the Company.

Additional Information with Respect to the Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

   The members of the Compensation Committee for the Company in 1996 were Charles Condy, Andrew Shapiro and Mark S. Hauser, outside directors. Messrs. Robert Aders, Andrew Shapiro and Mark Hauser also served as the members of the Stock Option Committee.

Board Compensation Committee Report on Executive Compensation

    It is the responsibility of the Compensation Committee to recommend to the Board of Directors the compensation of the Chief Executive Officer and all other officers of the Company. The Committee evaluates performance of all executive officers and considers management succession and related matters. The Committee reviews with the Board of Directors all aspects of the compensation of the executive officers.

    The Committee also recommends to the Board and the Stock Option Committee the utilization of stock options for executive officers to provide longer term performance related incentives, in order to link their rewards to stockholder gains. It is the philosophy of the Company to provide a fair and competitive compensation program which seeks to enhance the profitability and value of the Company, in part by relating and aligning the performance and financial interests of management with those of the Company and its stockholders. The Committee periodically reviews the level of compensation for its executive officers with compensation provided by similar entrepreneurial companies. Base salary for senior officers is reviewed by the Compensation Committee.


                                       (9)

    Irwin L. Gross, the Chairman of the Board, President and Chief Executive Officer, has a salary which remained at an annual rate of $150,000 for 1996. Mr. Gross also receives an annual salary of $155,000, subject to certain adjustments, from the Partnership in his capacity as Chief Executive Officer thereof.

    The foregoing report was furnished by the Compensation Committee of the Board of Directors:


Charles Condy
Mark S. Hauser
Andrew Shapiro


                                      (10)

Company Performance

    Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock against the NASDAQ Market Index (U.S. Companies) and an industry index (the MG Industry Group 161 - Electrical Equipment ("Industry Index"), which currently consists of 57 air conditioning and electrical appliance companies), for the five years beginning January 1, 1992 and ended December 31, 1996, assuming an initial investment of $100 and that dividends are reinvested annually, weighted in accordance with market capitalization.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
      OF ICC TECHNOLOGIES, INC., NASDAQ MARKET INDEX AND INDUSTRY INDEX(1)


                               [GRAPHIC OMITTED]




                                                               LEGEND
                                     ----------------------------------------------------------
                                                   Fiscal Year Ending December 31
                                     ----------------------------------------------------------
                                       1991     1992      1993      1994      1995      1996
                                       ----     ----      ----      ----      ----      ----

           ICC Technologies, Inc.       100     44.64    142.86    208.93    314.29    155.36
           NASDAQ Market Index          100    100.98    121.13    127.17    164.96    204.98
           Industry Index               100     89.61    111.60    121.91    160.94    215.40


                                       Assumes $100 Invested on January 1, 1992
                                              Assumes Dividend Reinvested
                                         Fiscal Year Ending December 31, 1996



(1) The Industry Index, issued by an outside firm, currently includes ABB AB ADR, Adflex Solutions Inc., Adtran Inc., Aerovox Inc., Amistar Corp., Amp Inc., Amphenol Corp., Aseco Corporation, Ault Inc., Ballard Power System Inc., Belden Inc., C.P. Clare Corp., Carbo Ceramics Inc., Ceco Environmental Corp., Control Chief Hldgs Inc., Control Devices Inc., Del Global Tech Corp., Dynamics Corp. of America, EFI Electronics Inc., Electric & Gas Tech Inc., Emerson Electric Co., Energy Research Corp., Federal Signal Corp., Fiberstars Inc., Fifth Dimension Inc., Franklin Electric Co. Inc., Fuel-Tech N.V., General Electric Co., Harmon Industries Inc., Hitachi Ltd., Hubbell Inc. CL B, Illinois Tool Works Inc., Intelligent Controls Inc., Knogo North America Inc., Kuhlman Corp., Larson Davis Inc., Littelfuse Inc., LSI Industries Inc., Magnetek, Inc., Maxwell Technologies Inc., Ophthalmic Imaging Systs, Oryx Technology Corp., Philips Electronics NV, Polyphase Corp., Powell Industries Inc., Quadrax Corp., Raychem Corp., Research Inc., Robbins & Myers Inc., SI Technologies, Inc., Softnet Systems Inc., Thermo Voltek Corp., Thomas & Betts Corp., Thomas Industries Inc., Trans-Industries Inc., Waters Instrument Inc., Woodhead Industries Inc., and WPI Group Inc.


                                      (11)

Certain Relationships and Related Transactions

    Mr. Irwin L. Gross, Chairman of the Board and a major stockholder of the Company, is indebted to the Company in the unpaid balance of $28,667, pursuant to the terms of a promissory note evidencing a loan of $70,000 made in April 1993, which provides that such amount is payable on demand together with interest at the annual rate of 10%. The loan was reduced to the present balance by the offsetting of deferred salary on December 31, 1993.

    Concurrent with the completion of the secondary offering by the Company of
2.5 million shares sold to the public in February 1996: (i) the 350 shares outstanding of Series G Convertible Preferred Stock, beneficially owned by Messrs. Gross, Resnick and Shapiro were converted into 2,859,696 shares of Common Stock and the accrued dividends of approximately $82,000 were paid; (ii) the 1,500 shares outstanding of the Series H Convertible Preferred Stock owned by Mr. Resnick were converted into 750,000 shares of Common Stock; (iii) the accrued Series H Convertible Preferred Stock dividends of approximately $649,000 were paid in the form of Common Stock at the rate of $4.00 per share; (iv) the 135 shares outstanding of the Series F Preferred Stock owned by Messrs. Gross and Resnick were redeemed for approximately $256,000 and the accrued dividends of approximately $32,000 as of November 30, 1995 were paid; (v) the 500 shares outstanding of the Series I Preferred Stock owned by Messrs. Gross, Resnick and Shapiro were redeemed for $500,000 and the accrued dividends of approximately $197,000 were paid; and (vi) the 225 shares outstanding of the Series J Preferred Stock owned by Messrs. Gross, Resnick and Shapiro were redeemed for $225,000, and the accrued dividends of approximately $84,000 were paid.

    Under the terms of his amended employment agreement which expired on December 31, 1996, Mr. William Wilson, Vice Chairman of the Board of Directors of the Company, received an annual salary of $50,000 and options to purchase 200,000 shares of Common Stock which vested over a four year period commencing in February 1994. Effective October 15, 1996, Mr. Wilson entered into a consulting agreement for consulting services to the Partnership, whereby Mr. Wilson receives $8,333 per month in compensation.

    See, also, "Executive Compensation" herein.


                                      (12)

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information, as of April 10, 1997, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's named executive officers,
(iii) each director and nominee for director, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares indicated as owned by them.


                                                                                         Number of                   Percentage
Name and Address (1)                     Position                                       Shares Owned                  of Class
--------------------                     --------                                       ------------                 ----------
Irwin L. Gross                           Chairman of the Board                          2,933,046(2)                      13.3%
330 South Warminster Road                and President
Hatboro PA 19040

Albert Resnick                           Secretary and                                  1,943,969(3)                       9.0%
330 South Warminster Road                Director
Hatboro PA 19040

Andrew L. Shapiro                        Director                                       1,069,914(4)                       5.0%
1273 N. Church Road
Suite 107
Moorestown NJ  08057

Stephen Schachman                        Director                                          60,000(5)                       0.3%

William A. Wilson                        Vice Chairman of the Board                        85,000(7)                       0.4%

Mark S. Hauser                           Director                                         172,000(6)                       0.8%

Charles T. Condy                         Director                                                -0-                         0%

Robert Aders                             Director                                                -0-                         0%

Manfred Hanuschek                        Chief Financial Officer and                       22,000(7)                       0.1%
                                         Treasurer

All Executive Officers, Directors                                                          6,285,929                      27.2%
and Nominees as a group
(9 persons)


---------------------

(1) Addresses are included for beneficial owners of more than 5%. Beneficiary ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(2) Includes 1,360,601 shares of Common Stock and currently exercisable options to purchase 252,753 shares of Common Stock, and warrants to purchase 548,000 shares of Common Stock. Also includes 771,692 shares of Common Stock held of record by a trust for the benefit of the children of Mr. Gross, with respect to which he exercises shared voting and investment power.

(3) Includes 1,552,969 shares of Common Stock, and currently exercisable options to purchase 391,000 shares of Common Stock.

(4) Includes 767,056 shares of Common Stock and currently exercisable options to purchase 302,858 shares of Common Stock.

(5) Includes 25,000 shares of Common Stock and currently exercisable options to purchase 35,000 shares of Common Stock.

(6) Includes 165,000 shares of Common Stock which may be acquired pursuant to currently exercisable warrants and 7,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.

(7) Consists of shares of Common Stock which may be acquired pursuant to currently exercisable options.


                                      (13)

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                    The firm of Coopers & Lybrand, L.L.P., Certified Public Accountants, audited the financial statements of the Company for 1996. The Board of Directors has reappointed Coopers & Lybrand, L.L.P. as the Company's independent public accountants for fiscal year 1997. If the appointment is not ratified by stockholders, the Board may reconsider its recommendation. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

                    Stockholder proposals for the next Annual Meeting of Stockholders must be submitted to the Company, Attention: Secretary, at the address of the Company appearing on the first page of this Proxy Statement, by December 31, 1997, to receive consideration for inclusion in the 1998 Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K


The Company will provide without charge to each person solicited by the Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission for its most recent year. Such written requests should be directed to Albert Resnick, Secretary, at the address of the Company appearing on the first page of this Proxy Statement.

                                            By Order of the Board of Directors


                                            Albert Resnick
                                            Secretary

April 28, 1997
Philadelphia, Pennsylvania


                                      (14)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             ICC TECHNOLOGIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints Irwin L. Gross, William A. Wilson and Albert Resnick, and each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of ICC Technologies, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 5, 1997 at 10:30 A.M., local time, and at any adjournment thereof, upon the following matters set forth in the notice of such meeting.

                         (To be Signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                             ICC TECHNOLOGIES, INC.

                                  June 5, 1997

                Please Detach and Mail in the Envelope Provided

A  /X/ Please mark your
       votes as in this
       example.


               FOR     WITHHOLD
1. Election    / /        / /
   of
   Directors.
To withhold authority for any individual nominee(s) check the box below and insert the nominee(s) name on the line.

     FOR ALL EXCEPT
/ /
     -----------------------------------------

Nominees:  Robert O. Aders
           Charles T. Condy
           Irwin L. Gross
           Mark S. Hauser
           Albert Resnick
           Stephen Schachman
           Andrew L. Shapiro
           William A. Wilson

                                                  FOR      AGAINST    ABSTAIN
2. Ratify selection of Coopers & Lybrand,         /  /      /  /        /  /
   LLP as the Company's independent public
   accountants for 1997.

3. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted as specified above, if not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1 and FOR Proposal 2.

   PLEASE MARK, SIGN, DATE, AND RETURN IMMEDIATELY.

   Please check here if you plan to attend the annual meeting of   /  /
   stockholders at 10:30 A.M. local time on June 5, 1997.

SIGNATURE ______________________ DATE _________

SIGNATURE ______________________ DATE _________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.